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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report on Waste Management, Inc.'s consolidated financial statements for the year ended December 31, 1998 dated February 25, 1999 (except with respect to the matters discussed in Notes 20 and 21, as to which the date is September 16, 1999) included in Waste Management, Inc.'s Current Report on Form 8-K dated September 16, 1999 in this Registration Statement on Form S-4 and related Prospectus of Waste Management, Inc. and to all references to our Firm included in or incorporated by reference in this Registration Statement.




                                             /s/ Arthur Andersen LLP

Houston, Texas
September 16, 1999